Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 8th day of August, 2007 by and between the Bentley Family Trust, ("Seller" or “Unit-Holder”) and American Radio Empire, Inc., ("Purchaser" or “Buyer”);

WHEREAS, the Seller is the record owner and holder of the issued and outstanding units (“Units”) of Wisplinx, LLC, ("Corporation"), an Oklahoma Limited Liability Corporation, which Corporation has issued Three Hundred (300) Units, out of Ten Thousand (10,000) Units authorized; and

WHEREAS, the Purchaser desires to purchase all of said Units and the Seller desires to sell all of said Units, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Units aforementioned, it is hereby agreed as follows:

1.

PURCHASE AND SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such Units, and the Purchaser shall purchase from the Seller the Units in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Units shall be duly endorsed for transfer or accompanied by appropriate Unit transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held no later than Friday, August 31, 2007.

2.

AMOUNT AND PAYMENT OF PURCHASE PRICE. Purchase and Sale. Wisplinx and its Unit-holder will exchange all outstanding units of the Corporation to Buyer for a combination of cash and stock of Buyer.  The consideration to be received by Seller is as follows:

a.

$50,000 will be paid in immediately available funds on the date upon which the transaction contemplated by this Agreement is consummated (the “Closing Date” and such consummation the “Closing”),

b.

Within five (5) business days of the date of Closing, Buyer will deliver to Seller a certificate for 50,000 shares of the common stock of Buyer, such certificate to be duly and validly issued in favor of Seller.

The shares to be delivered by American Radio at closing will be restricted common stock. The restriction on these shares will regulate the amount of shares that can be sold on the open market by Seller as well as the timing of those sales.

Seller acknowledges and agrees that the shares of Seller’s stock to be issued hereunder as part of the Purchase Price shall be characterized as "restricted secu rities" for purposes of the Securities Act of 1933, as amended (the "Securities Act"), and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

At the Closing, in accordance with the terms of this Agreement, the Seller shall deliver to the Buyer a bill of sale, assignments and all other instruments necessary or appropriate in the opinion of the Buyer’s counsel to convey all right, title and interest in or to the Units to the Buyer, and the Buyer shall deliver the consideration for the purchase of the Units as provided in Section 2 of this Agreement.

Closing Costs.  The Seller shall be responsible for and shall pay all, if any or applicable, fees, taxes (including sales taxes), expenses in connection with the transfer of its Units to Buyer.

3.

REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

a.

Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to carry on its business as it is now being conducted.

b.

Restrictions on Units.

i.

The Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Units in any third person or relating to the voting of the Corporation's Units.

ii.

Seller is the lawful owner of the Units, free and clear of all security interests, liens, encumbrances, equities and other charges. iii. There are no existing warrants, options, unit purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such Units.

4.

REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. To the extent that Buyer or Seller or any of their respective directors, officers, or agents have employed any broker, agent or finder or incurred any liability for any brokerage fees, agent’s fees, commissions or finder’s fees in connection with this letter, the Agreement or the consummation of the proposed transaction, such party shall be solely liable for any of such fees.

5.

GENERAL PROVISIONS

a.

Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b.

Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c.

Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Wyoming. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto as of the date first above written.

Corporation - Wisplinx, LLC

Buyer - American Radio Empire, Inc.

By:/s/ John A. Philbin, Jr.

              By: /s/ Dain Schult

John A. Philbin, Jr., President

Dain Schult, President

Unit-Holder – The Bentley Family Trust - Seller

By: /s/ Steven J. Bentley, Sr.

By: /s/ Sally F. Bentley

Steven J. Bentley, Sr., Trustee

Sally F. Bentley, Trustee

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